As filed with the Securities and Exchange Commission on April 27, 2001

                                                            File No. 333-
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              INTRACO SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Nevada                                87-0381511
--------------------------------------------------------------------------------
 (State or other jurisdiction of       I.R. S. Employer Identification No.
  incorporation or organization)

            3998 FAU Boulevard, Suite 210, Boca Raton, Florida 33431
            --------------------------------------------------------
               (Address of Principal Executive Offices)    (Zip Code)

                              Consulting Agreements
                             -----------------------
                            (Full title of the plan)

                             Jack Berger, President
                              Intraco Systems, Inc.
                          3998 FAU Boulevard, Suite 201
                            Boca Raton, Florida 33431
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (561) 367-0600
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
        REGISTERED             REGISTERED             SHARE(1)                PRICE(2)           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value                           3,000,000               $.14                  $420,000                 $105
--------------------------------------------------------------------------------------------------------------------

          (1)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Issuer's common stock on April 24, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference into this Registration Statement:

         1. The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the Securities and Exchange Commission (the "Commission");

         2. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 10-SB filed with the Commission on September 24, 1999.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Intraco may agree to the terms and conditions upon which any director, officer, employee or agent accepts an office or position and in its By-laws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of Intraco, or any person who serves at the request of Intraco as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the Nevada Revised Statutes (including, without limitation, the statutes, case law and principles of equity) of the State of Nevada. If the NRS (including without limitation, the statutes, case law or principles of equity, as the case may be) of the State of Nevada are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then Intraco shall be automatically authorized to agree to indemnify such respective persons to the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of the Articles of Intraco and without further action by the Directors or stockholders of Intraco.

         Without limiting the generality of the foregoing provision of this item, to the fullest extent permitted or authorized by the NRS as now in effect and as the same may from time to time hereafter be amended, no director of Intraco shall be personally liable to Intraco or to its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the immediately preceding sentence shall not adversely affect any right or protection of a director of Intraco existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS

           5.1    Opinion of Michael D. Karsch, PA
           10.11  Consulting Agreement with Titlest Investments
           10.12  Consulting Agreement with SBZ
           23.1 Consent of Michael D. Karsch, PA (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)
           23.2   Consent of Daszkal, Bolton, Manela Devlin & Co.

ITEM 9.    UNDERTAKINGS

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on this 25th day of April 2001.
                                      INTRACO SYSTEMS, INC.

                                      By: /s/ WALT NAWROCKI
                                         --------------------------------------
                                         Walt Nawrocki, Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                              TITLE                           DATE
-------------------------------------    ----------------------------           ---------------


/s/ JACK S. BERGER                           President and Director              April 25, 2001
-------------------------------------
Jack S. Berger


/s/ WALT NAWROCKI                            Chief Executive Officer             April 25, 2001
-------------------------------------             and Director
Walt Nawrocki                             (Principal executive officer)


/s/ ROBERT MARCUS                    Chief Financial Officer, Secretary and      April 25, 2001
-------------------------------------               Treasurer
Robert Marcus                               (Principal financial and
                                               accounting officer)


/s/ ROBERT HILDRETH, JR.                      Chairman of the Board              April 25, 2001
-------------------------------------
Robert Hildreth, Jr.


/s/ WILLIAM D. HAGER                                Director                     April 25, 2001
-------------------------------------
William D. Hager


/s/ BENJAMIN W. KRIEGER                             Director                     April 25, 2001
-------------------------------------
Benjamin W. Krieger

                                  EXHIBIT INDEX

         EXHIBIT                    DESCRIPTION

           5.1    Opinion of Michael D. Karsch, PA
           10.11  Consulting Agreement with Titlest Investments
           10.12  Consulting Agreements with SBZ
           23.1 Consent of Michael D. Karsch, PA (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)
           23.2   Consent of Daszkal, Bolton, Manela Devlin & Co.